WPZ GP LLC

A Delaware Limited Liability Company

EIGHTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of April 20, 2016

i

TABLE OF CONTENTS
Page
Article I ORGANIZATION ............................................................................................................2

1.1	Continuation of the Company..........................................................................................2

1.2	Name ................................................................................................................................2

1.3	Registered Office; Registered Agent ...............................................................................2

1.4	Principal Place of Business ..............................................................................................2

1.5	Fiscal Year ........................................................................................................................2

1.6	Foreign Qualification .......................................................................................................2

1.7	Term .................................................................................................................................3

1.8	No State-Law Partnership ................................................................................................3

1.9	Purposes ...........................................................................................................................3
Article II MEMBERS; CAPITAL CONTRIBUTIONS    ..................................................................3

2.1	Members ..........................................................................................................................3

2.2	Additional Capital Contributions .....................................................................................3

2.3	No Liability of the Sole Memeber....................................................................................4
Article III [INTENTIONALLY OMITTED]    ...................................................................................4
Article IV DISTRIBUTIONS    ..........................................................................................................4

4.1	Distributions to Members ................................................................................................4
Article V MANAGEMENT    .............................................................................................................4

5.1	Management by the Board of Directors ...........................................................................4

5.2
Actions by the Board; Delegation of Authority and Duties; Reliance by Third Parties    ..............................................................................................................................4

5.3	Board Composition ..........................................................................................................5

5.4	Board Meetings; Quorum; Vote Required .......................................................................6

5.5	Action by Written Consent or Telephone Conference .....................................................7

5.6	Officers ............................................................................................................................7

5.7	Actions Controlled by the Sole Member .........................................................................9

5.8	Limitation of Duties and Corporate Opportunities ........................................................12

5.9	Preemptive Rights under Partnership Agreement ..........................................................13

5.10	Certificating Equity Interests in the Partnership ............................................................13
Article VI BOOKS AND RECORDS    ............................................................................................13

6.1	Books and Records ........................................................................................................13
Article VII [INTENTIONALLY OMITTED]    ...............................................................................13
Article VIII EXCULPATION AND INDEMNIFICATION    ..........................................................13

8.1	Performance of Duties; No Liability of the Sole Member, Directors and Officers .......13

8.2	Right to Indemnification ................................................................................................14

8.3	Advance Payment ..........................................................................................................15

8.4	Indemnification of Employees and Agents ....................................................................15

8.5	Appearance as a Witness ................................................................................................15

8.6	Nonexclusivity of Rights ...............................................................................................15

8.7	Insurance ........................................................................................................................16

8.8	Savings Clause ...............................................................................................................16

8.9	Survival ..........................................................................................................................16
Article IX DISSOLUTION, LIQUIDATION AND TERMINATION    ..........................................16

9.1	Dissolution .....................................................................................................................16

9.2	Liquidation and Termination ..........................................................................................16

9.3	Effect of Incapacity ........................................................................................................17
Article X DEFINITIONS    ...............................................................................................................17

10.1	Definitions ......................................................................................................................17

10.2	Construction ...................................................................................................................22
Article XI MISCELLANEOUS    .....................................................................................................23

11.1	Notices ...........................................................................................................................23

11.2	Effect of Waiver or Consent ..........................................................................................24

11.3	Amendment or Modification .........................................................................................24

11.4	Binding Effect ................................................................................................................24

11.5	Governing Law ..............................................................................................................25

11.6	Further Assurances .........................................................................................................25

11.7	Waiver of Certain Rights ...............................................................................................25

11.8	Counterparts ...................................................................................................................25

11.9	Headings ........................................................................................................................25

11.10	Remedies ................................................................................................................25

11.11	Severability ............................................................................................................25

INDEX OF DEFINED TERMS
Act................................................................1

Affiliate	......................................................17

Agreement	..................................................18

Audit Committee	..........................................5

Bankruptcy Event	......................................18

Board	............................................................4

Business	.......................................................3

CEO	.............................................................7

Certificate of Limited Partnership	..............18

CFO	..............................................................7

Chairman of the Board	.................................6

Closing Date	................................................1

Closing Time	................................................1

Code	...........................................................18

Commission	...............................................19

Company	......................................................1

Compensation Committee	...........................5

Conflicts Committee	...................................5

Control	........................................................19

COO	.............................................................7

Delaware Certificate	....................................1

Director	........................................................5

Equity Interests	..........................................19

Exchange Act	.............................................19

Fiscal Year	....................................................2

Governmental Authority	............................19

Incapacity	...................................................19

Incentive Distribution Right	......................19

Indebtedness	..............................................19

Independent Director	..................................20

Liens	..........................................................20

Loss	............................................................14

Member	......................................................20

Membership Interest	..................................20

Minority Subsidiary	...................................20

National Securities Exchange	....................20

Officer	........................................................20

Partnership	...................................................3

Partnership Agreement	...............................20

Partnership Group Companies	.....................3

Partnership Group Governing Documents	.21

Permitted Lien	............................................21

Person	.........................................................21

President	.......................................................7

Proceeding	.................................................14

Secretary	......................................................7

Secretary of State	.........................................1

Sixth Amended LLC Agreement	.................1

Sole Member	................................................1

Subsidiary	..................................................21

Substitute Member	.....................................22

Treasurer	......................................................7

Vice President	..............................................7

v

EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT
OF
WPZ GP LLC
A Delaware Limited Liability Company
This EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of WPZ GP LLC, a Delaware limited liability company (the “Company”), effective as of 12:46 p.m. (EST) on April 20, 2016 (such date, the “Closing Date”; such time on the Closing Date, the “Closing Time”), is made and entered into by THE WILLIAMS COMPANIES, INC., a Delaware corporation, as the sole member of the Company (the “Sole Member”), and the Company.
RECITALS
WHEREAS, unless the context otherwise requires, capitalized terms shall have the respective meanings ascribed to them in Section 10.1;
WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq. (as amended from time to time, together with any successor statute, the “Act”), pursuant to the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 21, 2010 (the “Delaware Certificate”);
WHEREAS, on July 23, 2012, the Company filed an amendment to the Delaware Certificate in the office of the Secretary of State changing the Company’s name from “Chesapeake Midstream GP, L.L.C.” to “Access Midstream Partners GP, L.L.C.” effective as of July 24, 2012;
WHEREAS, on February 2, 2015, the Company filed an amendment to the Delaware Certificate in the office of the Secretary of State changing the Company’s name from “Access Midstream Partners GP, L.L.C.” to “WPZ GP LLC” effective as of February 2, 2015;
WHEREAS, on April 20, 2016, the Company filed a certificate of merger in the office of the Secretary of State merging Access Midstream Ventures, L.L.C. with and into WPZ GP LLC effective at the closing time;
WHEREAS, prior to the Closing Time, the Company was governed by the Seventh Amended and Restated Limited Liability Company Agreement of the Company, dated February 2, 2015 (as amended, the “Seventh Amended and Restated LLC Agreement”), entered into by Access midstream Ventures, L.L.C. and the Company; and
WHEREAS, the parties desire that the Seventh Amended and Restated LLC Agreement be amended and restated in its entirety by this Agreement and the Company be governed by the Act and this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and to induce the parties hereto to enter into this Agreement, it is agreed as followed:

ARTICLE I
ORGANIZATION

1.1    Continuation of the Company. The Company was formed as a Delaware limited liability company on January 21, 2010, by the filing of the Delaware Certificate in the office of the Secretary of State pursuant to the Act. The Sole Member desires to continue the Company for the purposes and upon the terms and conditions set forth herein. As of the Closing Time, the Seventh Amended and Restated LLC Agreement is amended and restated in its entirety by this Agreement. Except as provided herein, the rights, duties and liabilities of the Sole Member will be as provided in the Act.

1.2    Name. The name of the Company is “WPZ GP LLC”. Company business will be conducted in such name or such other names that comply with applicable law as the Board may select from time to time.

1.3    Registered Office; Registered Agent. The registered office of the Company in the State of Delaware will be the initial registered office designated in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Delaware Certificate, or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

1.4    Principal Place of Business. The principal place of business of the Company will be at One Williams Center, Tulsa, OK 74172-0172 or such other location as the Board may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Board may determine appropriate.

1.5    Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement and applicable income tax purposes will end on December 31st unless otherwise determined by the Board or required under the Code.

1.6    Foreign Qualification. The Board is authorized to cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business or elsewhere where such qualification may be necessary or advisable for the protection of the limited liability of the Sole Member or to permit the Company to lawfully own property or transact business, and to obtain similar qualifications for the Company’s Subsidiaries and Minority Subsidiaries. Each Officer is authorized, on behalf of the Company, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with the foregoing qualifications. Further, upon request of the Board, the Sole Member will execute, acknowledge, swear to and deliver all certificates and other instruments that are reasonably necessary or appropriate to obtain, continue, modify or terminate such qualifications.

1.7    Term. The term of the Company commenced on the date the Delaware Certificate was filed with the office of the Secretary of State and shall continue until the Company is dissolved as determined under Section 9.1.

1.8    No State-Law Partnership. The Sole Member intends that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that neither the Sole Member nor any Officer shall be a partner or joint venturer of the Sole Member or any other Officer, for any purposes, and this Agreement shall not be construed to the contrary.

1.9    Purposes. The nature or purposes of the business to be conducted or promoted by the Company is to engage in the operation and management of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), in accordance with the Partnership Agreement, and the ownership of Equity Interests of the Partnership, including actions that the Partnership may undertake with respect to its Subsidiaries and Minority Subsidiaries (the Partnership and its Subsidiaries and Minority Subsidiaries, collectively, the “Partnership Group Companies”) and in any other lawful act or activity incidental or related thereto authorized by the Board and, if required, the Sole Member, for which limited liability companies may be organized under the Act (the “Business”). The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. In furtherance of its purpose, (a) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act and (b) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company formed under the laws of the State of Delaware.

ARTICLE II
MEMBERS; CAPITAL CONTRIBUTIONS

2.1    Members. The Sole Member owns One Hundred Percent (100%) of the Membership Interests. Additional Person(s) may be admitted to the Company as Members upon the approval of the Sole Member, without any approval of the Board, on such terms and conditions as the Sole Member determines at the time of such admission. The terms of admission may provide for the creation of different classes or groups of Members having different rights, powers and duties. The Members may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers and duties, and such an amendment shall be approved and executed by the Members. Any such admission is effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member and such new Member’s ratification of this Agreement and agreement to be bound by it.

2.2    Additional Capital Contributions. The Sole Member may, from time to time, in conformity with this Agreement, make additional capital contributions to the capital of the Company, but shall have no obligation to do so.

2.3    No Liability of the Sole Member. Except as otherwise required by applicable law, the Sole Member shall not have any personal liability whatsoever hereunder in its capacity as the Sole Member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
DISTRIBUTIONS
4.1    Distributions to Members.
(a)    Distributions. Subject to Sections 4.1(b) and 9.2, distributions will be made to the Sole Member at such time and in such amounts as the Sole Member shall determine in its sole discretion.
(b)    Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Sole Member or the Board, on behalf of the Company, shall be required or permitted to make a distribution to any Person in violation of the Act or other applicable law. Any distributions pursuant to this ARTICLE IV made in error or in violation of Section 18-607(a) of the Act, will, upon demand by the Board, be returned to the Company.

ARTICLE V
MANAGEMENT
5.1    Management by the Board of Directors. Except for cases in which the approval or determination of the Sole Member is required by this Agreement or by non-waivable provisions of applicable law, including the Act, the powers, business and affairs of the Company that relate to management and control of the Partnership Group Companies shall be exercised by or under the authority of, and such business and affairs of the Company shall be managed under the direction of, a single board of directors (the “Board”).
5.2    Actions by the Board; Delegation of Authority and Duties; Reliance by Third Parties.
(a)    In managing the business and affairs of the Company and exercising its powers, the Board may act through meetings and written consents pursuant to Sections 5.4 and 5.5 and through any Officer to whom authority and duties have been delegated pursuant to Section 5.6.
(b)    Any Person dealing with the Company may rely on the authority of any Officer taking any action in the name of the Company authorized by the Board without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.
5.3    Board Composition.
(a)    Composition. The Board shall be composed of up to fifteen (15) natural persons (who shall constitute “Managers” within the meaning of Section 18-101 of the Act) (each a “Director”), or such other number of Directors as the Sole Member may determine in its sole discretion in accordance with this Agreement. Notwithstanding the foregoing, no Director in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company. Such powers are reserved to the Directors acting through the Board or to the Sole Member, as applicable, or to committees of the Board, or Officers or agents of the Company, as may be designated by the Board or the Sole Member, in each case, in accordance with this Agreement. The Directors shall be appointed by the Sole Member, and the Directors immediately after the Closing Time shall be the same Persons serving as Directors immediately prior to the Closing Time.
(b)    Committees.
(i)    The Board may establish committees of the Board and may delegate any of its responsibilities, except as otherwise prohibited by applicable law, to such committees; provided, that except for the Conflicts Committee, the Audit Committee or as otherwise required by applicable law, the rules and regulations of the Commission, the New York Stock Exchange or any other National Securities Exchange on which any Equity Interests in the Partnership are listed, the Board shall appoint Directors to such committees.
(ii)    The Board shall have an audit committee (the “Audit Committee”) comprised of directors who meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and by the New York Stock Exchange or any National Securities Exchange on which any Equity Interests in the Partnership are listed. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the New York Stock Exchange or any other National Securities Exchange on which any Equity Interests in the Partnership are listed and the Commission, as amended from time to time.
(iii)    The Board shall have a Conflicts Committee (the “Conflicts Committee”) composed entirely of two (2) or more Independent Directors.
(iv)    The Board may have a compensation committee (the “Compensation Committee”). The Compensation Committee may be charged with such matters pertaining to the compensation of Directors, Officers and other personnel of the Company, the review, approval and administration of any employee compensation, benefit or incentive plan of the Company or any Partnership Group Company, and such other related matters as may be directed by the Board from time to time.

(v)    A majority of any committee, present in person or participating in accordance with Section 5.5, shall constitute a quorum for the transaction of business of such committee.
(vi)    A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each committee member reasonably in advance of the meeting. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
(c)    Removal; Vacancies. No Director may be removed from the Board except at the written direction of the Sole Member. A Director may resign at any time, such resignation to be made in writing and delivered to the CEO and the Secretary of the Company and to take effect immediately upon such delivery or on such later date as may be specified therein. Any vacancy shall be filled by a designee appointed by the Sole Member.
5.4    Board Meetings; Quorum; Vote Required.
(a)    Meetings. The Board shall meet at the offices of the Company (or such other place as determined by the Board). Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be determined by the Board or reasonably requested by the Sole Member), shall be called at the direction of the Sole Member or the Chairman of the Board, upon reasonable advance notice, but in any event upon not less than twenty-four (24) hours’ prior written notice, to all Directors. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not properly called or convened. The reasonable costs and expenses incurred by the Directors in connection with any meeting of the Board shall be borne and paid by the Company (and any Director may obtain reimbursement from the Company for any such reasonably documented costs and expenses). For purposes of any notice required to be provided under this Section 5.4(a), the term “written notice” shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communications to a confirmed e-mail address of an applicable Director.
(b)    Quorum. The presence of a majority of all Directors shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board.
(c)    Board Voting. On all matters requiring the vote or action of the Board, each Director shall be entitled to one (1) vote, and all actions undertaken by the Board must be authorized by the affirmative vote of at least a majority of Directors at any meeting at which a quorum is present.
(d)    Chairman of the Board. The Chairman of the Board (the “Chairman of the Board”) shall preside at meetings of the Board and shall perform such other duties as the Board may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board, another Director chosen by the Board or the Chairman of the Board shall preside. The Chairman of the Board shall be chosen by the Board from among the Directors.
5.5    Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Delaware Certificate or this Agreement to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action to be taken, is signed, in writing or by electronic transmission, by all the Directors entitled to vote thereon. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any committee thereof. Subject to the requirements of the Act, the Delaware Certificate or this Agreement for notice of meetings, the Directors may participate in and hold a meeting of the Board or any committee thereof by means of a telephone conference or similar communication method by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement.
5.6    Officers.
(a)    The Officers shall be appointed as provided in this Section 5.6 and shall include a Chief Executive Officer (the “CEO”), and a Chief Financial Officer (the “CFO”), and may include a President (the “President”), a Chief Operations Officer (the “COO”), a Secretary (the “Secretary”), a Treasurer (the “Treasurer”), one or more Vice Presidents (including one or more Executive or Senior Vice Presidents, each a “Vice President”), and such other Officers with such titles and responsibilities as the Board may from time to time determine. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Any two or more offices may be held by the same Person, and Officers need not be employees of the Company. Any CEO shall be appointed by the Board. The CEO may nominate other potential officers of the Company, subject to the Board’s confirmation and approval (exercisable in the sole discretion of the Board), and any such potential officer of the Company shall become an Officer upon receipt of such Board confirmation and approval. Each Officer shall hold office until a successor is duly elected and qualified or until the earlier of his or her death, resignation or removal as hereinafter provided. Any Officer may be removed at any time by the Board. Any vacancy occurring in any office of an Officer because of death, resignation, removal, disqualification or otherwise, may be filled by the Board. In the case of the absence or disability of any Officer and of any Person hereby authorized to act in such Officer’s place during such Officer’s absence or disability, the Board may by resolution delegate the powers and duties of such Officer to any other Officer, or to any other Person whom it may select. Subject to (i) Section 5.7, (ii) any limitations, restrictions or directions provided for in this Agreement or by the Board or the Sole Member and (iii) the general oversight of the Board, the CEO and other Officers shall have, in a manner consistent with the management and control granted to officers of a corporation under the laws of the State of Delaware, full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing.
(b)    The Officers immediately after the Closing Time shall be the same Persons serving as Officers immediately prior to the Closing Time.
(c)    Subject to the general oversight of the Board and any restrictions, limitations or directions provided for in this Agreement, and except as may otherwise be determined by the Board (or, to the extent provided herein, the Sole Member), the duties and responsibilities of the Officers shall be as follows:
(i)    CEO. The CEO shall have general and active management and control of the business and affairs of the Company, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect, and shall perform all other duties incident to such office. The CEO shall be the chief operating officer of the Company (unless a COO is appointed), with general responsibility for the management and control of the operations of the Company.
(ii)    CFO. The CFO shall have general and active management and control of the financial affairs of the Company, subject to the control of the CEO and the Board.
(iii)    COO. The COO, if any, shall have general and active management and control of the operations of the Company, subject to the control of the CEO and the Board.
(iv)    Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the CEO, the CFO and the COO, if any, and perform such other duties as the Board or the CEO shall prescribe.
(v)    The Secretary. The Secretary, if any, shall, to the extent practicable, attend all meetings of the Board and all meetings of the Members and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Board, shall perform such other duties as may be prescribed by the Board or the CEO and shall act under the supervision of the CEO, the CFO or COO. The Secretary shall keep in safe custody the seal of the Company, if any, and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Company and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer. The Secretary shall keep in safe custody the certificate books and Member records and such other books and records of the Company as the Board or the CEO may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board, the CEO, the CFO or the COO.

(vi)    The Treasurer. The Treasurer, if any, shall have the care and custody of all the funds of the Company and shall deposit such funds in such banks or other depositories as the Board, or any Officer(s) or any Officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Company under the direction of the Board, the CEO, the CFO and the COO. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Company and shall render a statement of accounts whenever the Sole Member, the Board, the CEO, the CFO or the COO shall so request and shall perform such other duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board, the CEO, the CFO or the COO.
(d)    The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.
5.7    Actions Controlled by the Sole Member.
(a)    Notwithstanding anything in this Agreement to the contrary, the Sole Member shall have exclusive authority (i) over the business and affairs of the Company that do not relate to management and control of the Partnership Group Companies and (ii) to cause the Company to exercise the rights of the Company as general partner of the Partnership (or those exercisable after the Company ceases to be the general partner of the Partnership) where (a) the Company makes a determination or takes or declines to take any other actions in its individual capacity under the Partnership Agreement or (b) the Partnership Agreement permits the Company to make a determination or take or decline to take any other action “in its sole discretion” or “at its option” or some variation of those phrases. In addition to, in furtherance of and without limiting the foregoing, the Board shall have no authority to cause or permit the Company or any of its Subsidiaries or Minority Subsidiaries, including the Partnership Group Companies, as applicable, or to authorize or permit any Officer or agent of the Company on behalf of the Company or any of its Subsidiaries or Minority Subsidiaries, including the Partnership Group Companies, as applicable, to take, consent to or approve any of the actions described in this Section 5.7, which actions shall be exclusively determined and controlled by the Sole Member on behalf of the Company or any of its Subsidiaries and Minority Subsidiaries, as applicable:
(i)    exercise or waive any rights, or make any election, with respect to the Incentive Distribution Rights under the Partnership Agreement, including any “IDR Reset Election”, or transfer, sell, distribute, encumber, pledge, impair, alter, convert or amend any Incentive Distribution Right;
(ii)    transfer, sell, distribute, encumber, pledge, hypothecate or impair any Equity Interests held directly by the Company;
(iii)    permit or cause the Company to (A) voluntarily withdraw from the Partnership, (B) vote in favor of the Company’s withdrawal or removal from the Partnership or (C) select, appoint or vote in favor of any general partner of the Partnership other than the Company;
(iv)    other than drawings under any credit facility then in place (and previously approved by the Sole Member), permit or allow the Company to (A) incur any Indebtedness, assume any Indebtedness of, or guarantee or otherwise become responsible for the obligations of, any Person (other than liability of the Company for obligations of the Partnership (and any other Subsidiary or Minority Subsidiary of the Company of which it is the general partner) solely by virtue of the Company’s status as general partner) or (B) create any Lien on assets or properties of the Company (including Equity Interests) other than Permitted Liens;
(v)    effect, cause, approve or vote in favor of any recapitalization, restructuring or reorganization of the Company;
(vi)    alter, repeal, waive, amend, terminate, supplement or adopt any provision of this Agreement or the Delaware Certificate;
(vii)    voluntarily approve, commence or take any action to effectuate or that would result in a Bankruptcy Event with respect to the Company;
(viii)    effect any merger, consolidation or other similar business combination of, or any sale of all or substantially all of the assets (including Equity Interests of any Partnership Group Company) of, the Company;
(ix)    approve or admit any member, other than the Sole Member, to the Company or authorize, issue, sell, dispose of, transfer, dividend, distribute, redeem, convert, exchange, purchase, repurchase, cancel, retire, or fix designations, preferences rights, powers, duties or other terms or conditions of any Equity Interests of the Company, phantom equity or similar rights or interests of the Company or any warrants, options or other similar rights or interests or securities convertible into or exchangeable for any such Equity Interests, phantom equity or similar rights;
(x)    adopt or amend any employee compensation, benefit or incentive plan of the Company relating to the provision of services by any individual (including any employee, Officer, seconded employee, independent contractor or service provider) to the Company in connection with its business and affairs that do not relate to the management and control of the Partnership Group Companies;
(xi)    determine or change the distribution policy of the Company;
(xii)    permit, cause or require the Company to accept or require a capital contribution from any Person;
(xiii)    make any material tax election or determination with respect to the Company or take, or cause or permit the Company to take, any other material action with respect to taxes, including causing or permitting the Company to be classified as other than a partnership or an entity disregarded as separate from its owner, as applicable, for federal income tax purposes;
(xiv)    permit the Company to engage in any significant business or activity outside the scope of the Business or otherwise permit or effect any material change in the business lines of the Company;
(xv)    create or form any Subsidiary or Minority Subsidiary of the Company that is not a Partnership Group Company;
(xvi)    permit the Company to purchase or otherwise acquire all or any part of the business or assets of, or Equity Interests in, or invest in or extend credit (other than trade credit in the ordinary course) or make any loan or capital contribution to, or participate in any joint venture, partnership or similar arrangement with, any Person (other than the Company’s two percent (2%) general partner interest and Incentive Distribution Rights in the Partnership);
(xvii)    (A) make any interpretation or determination with respect to the exercise of material rights of any limited partner of the Partnership pursuant to the Partnership Agreement (including with respect to requests for material information), (B) interpret or determine the eligibility of, or grant any rights to, any holder of Equity Interests of the Partnership to vote or exercise similar rights under the Partnership Group Governing Documents with respect to such Equity Interests, including any determination under the Partnership Agreement to permit any acquirer of twenty percent (20%) or more of the Equity Interests issued by the Partnership to vote with respect to such Equity Interests, or (C) make any interpretation or determination of eligibility of, or with respect to any restriction on, any transfer of Equity Interests of the Partnership under the Partnership Group Governing Documents, in each case of the forgoing clauses (A) - (C), solely to the extent such limited partner, holder or transferor of Equity Interests is (X) a current or former Affiliate of the Sole Member or (Y) directly or indirectly (including through a series of direct or indirect transfers to one or more other Persons) received the Equity Interests that are the subject of any such interpretation or determination from any current or former Affiliate of the Sole Member (other than the Partnership and its Subsidiaries) following notice of each such transfer to the Company; provided, that the foregoing will not apply to ministerial actions;
(xviii)    permit or cause any Partnership Company to take any action that purports to bind the Sole Member and/or its direct or indirect equity holders;
(xix)    vote any Equity Interests of the Partnership owned by the Company, other than the general partner interest held by the Company, with respect to any material matter; or
(xx)    vote in favor or approve of or agree, cause or commit to do any of the foregoing.

(b)    Notwithstanding anything herein to the contrary, the Board will not take any action without approval of the Sole Member with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Sole Member’s interests in the Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Sole Member shall include, but not be limited to, the following:
(i)    commencement of any action relating to bankruptcy, insolvency, reorganization or relief of debtors by a material Subsidiary of the Company;
(ii)    a merger, consolidation, recapitalization or similar transaction involving the Partnership or a material Subsidiary thereof;
(iii)    a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Partnership or a material Subsidiary of the Partnership, viewed on a consolidated basis, in one or a series of related transactions;
(iv)    dissolution or liquidation of the Partnership; and
(v)    a material amendment of the Partnership Agreement.
5.8    Limitation of Duties and Corporate Opportunities.
(a)    Whenever the Directors (in their capacity as Directors), make a determination or cause the Company to take or decline to take any other action relating to the management and control of the Partnership Group Companies for which the Company is required to act in good faith under the Partnership Agreement, then the Directors shall make such determination or cause the Company to take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, the Partnership Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Section 5.8(a), the Director must believe that the determination or other action is in the best interests of the Partnership.
(b)    Whenever the Directors (in their capacity as Directors), make a determination or cause the Company to take or decline to take any other action in any circumstance not described in Section 5.8(a), then unless another express standard is provided for in this Agreement or the Partnership Agreement, the Directors shall make such determination or cause the Company to take or decline to take such other action in the belief that the determination or other action is in the best interest of the Sole Member and to the fullest extent permitted by law, shall not otherwise be subject to any other or different standards (including fiduciary standards) or owe any fiduciary or similar duty or obligation whatsoever to the Company or the other Directors.
(c)    Subject to applicable law, each Director and the Sole Member and its Affiliates (other than the Company and its Subsidiaries and Minority Subsidiaries), shall be free to engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company, and neither the Company nor any other Person will have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Person (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity will not be deemed wrongful or improper and, except as otherwise expressly provided in any other contract or agreement to which it or any of its Affiliates is or may in the future be party, no notice, approval or other sharing of any such other opportunity or activity will be required and the legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines will not be applied to any such competitive venture or activity.
5.9    Preemptive Rights under Partnership Agreement. In connection with any issuance by the Partnership of Partnership Interests (as defined in the Partnership Agreement), the Company shall assign its preemptive rights under Section 5.8 of the Partnership Agreement, as and to the extent directed by the Sole Member, to any Person designated by the Sole Member to whom such preemptive rights may be assigned under Section 5.8 of the Partnership Agreement.
5.10    Certificating Equity Interests in the Partnership. Upon the request and at the direction of the Sole Member, the Company shall cause the Partnership to issue certificates representing any outstanding Partnership Interests (as defined in the Partnership Agreement), identified by the Sole Member, subject to and in accordance with the terms of the Partnership Agreement.
ARTICLE VI
BOOKS AND RECORDS
6.1    Books and Records. The Company shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business.
ARTICLE VII
[INTENTIONALLY OMITTED]
ARTICLE VIII
EXCULPATION AND INDEMNIFICATION
8.1    Performance of Duties; No Liability of the Sole Member, Directors and Officers. Neither the Sole Member nor any Director (in their respective capacities as such) shall have any duty to the Company and no Director shall have any duty to the Sole Member except as expressly set forth herein or in other agreements to which such Persons are party or as required by applicable law. None of the Sole Member or any Director or Officer (in their respective capacities as such) shall be liable to the Company, and no Director or Officer (in their respective capacities as such) shall be liable to the Sole Member, for any loss or damage sustained by the Company or the Sole Member (as applicable), unless such loss or damage shall (as finally determined by a court of competent jurisdiction) have resulted from such Person’s fraud, intentional misconduct or, in the case of the Sole Member, willful breach of this Agreement or, in the case of any Director or Officer, knowing and intentional breach of this Agreement or, in the case of an Officer, breach of such

Person’s duties pursuant to Section 5.6(d). In performing such Person’s duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act. None of the Sole Member, any Director or any Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being the Sole Member, Director or Officer or any combination of the foregoing. Nothing in this Agreement shall limit the liabilities and obligations of the Sole Member under, or entitle the Sole Member to indemnification hereunder from the Company with respect to any claims made under, any other contract or agreement or when acting in any capacity for or on behalf of the Company other than those expressly described above.
8.2    Right to Indemnification. Subject to the limitations and conditions as provided in this ARTICLE VIII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a Director or Officer or, in each case, a representative thereof shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (“Loss”), unless (a) such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s fraud, intentional misconduct or, in the case of the Sole Member, willful breach of this Agreement or, in the case of any Director or Officer, knowing and intentional breach of this Agreement or (b) in the case of an Officer, such Loss shall have been finally determined by a court of competent jurisdiction to have resulted from such Person’s failure to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or other failure to comply with such Officer’s duties pursuant to Section 5.6(d), or such Officer had reasonable cause to believe his or her conduct was unlawful. Indemnification under this ARTICLE VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this ARTICLE VIII, including the rights to advancement granted under Section 8.3, shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. The foregoing indemnification is for the benefit of the Persons identified above acting in the capacities described above and not in any other capacity. The Persons identified above must first seek recovery under any other indemnity or any insurance policies provided by or for the benefit of the Partnership or its Subsidiaries or Minority Subsidiaries (or their respective directors, officers, employees, agents or representatives) by which such Persons are indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. In the event of indemnification under this ARTICLE VIII, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Persons identified above, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
8.3    Advance Payment. The right to indemnification conferred in this ARTICLE VIII shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person (other than an Officer in respect of claims by the Company against such Officer in such Officer’s capacity as such) entitled to be indemnified under Section 8.2 who was, or is threatened to be made, a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this ARTICLE VIII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this ARTICLE VIII or otherwise.
8.4    Indemnification of Employees and Agents. The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 8.2 and 8.3.
8.5    Appearance as a Witness. Notwithstanding any other provision of this ARTICLE VIII, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by the Sole Member or any Director, Officer, employee or agent of the Company in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.
8.6    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right that the Sole Member or any Director, Officer, employee or agent of the Company or other Person indemnified pursuant to this ARTICLE VIII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement or any other contract or agreement.

8.7    Insurance. The Board may, and at the request of the Sole Member shall, obtain and maintain, at the Company’s or a Partnership Group Company’s expense, insurance to protect the Sole Member, Directors, Officers, employees and agents of the Company from any expense, liability or loss arising out of or in connection with such Person’s status and actions as the Sole Member, Director, Officer, employee or agent of the Company. In addition, the Board may, and at the request of the Sole Member shall, cause the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company, the Sole Member, and any Director, Officer, employee or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this ARTICLE VIII.
8.8    Savings Clause. If this ARTICLE VIII or any portion hereof shall be invalidated on any ground by any court or other Governmental Authority of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this ARTICLE VIII as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this ARTICLE VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.
8.9    Survival. The provisions of this ARTICLE VIII shall survive the termination or amendment of this Agreement and are intended to be for the benefit of, and shall be enforceable by, the Persons referred to in this ARTICLE VIII and their respective successors, heirs and assigns, notwithstanding any provision of Section 11.3 to the contrary.
ARTICLE IX
            DISSOLUTION, LIQUIDATION AND TERMINATION
9.1    Dissolution. The Company will dissolve and its affairs will be wound up only upon the consent of the Sole Member.
9.2    Liquidation and Termination. On dissolution of the Company, the Sole Member may appoint one or more other Persons as liquidator(s). The liquidator will proceed diligently to wind up the affairs of the Company and liquidate the Company’s assets and make final distributions as provided herein. The costs of liquidation will be borne as an expense of the Company. Until final distribution, the liquidator will continue to operate the Company properties with all of the power and authority of the Sole Member. Subject to Section 18-804 of the Act, the steps to be accomplished by the liquidator are as follows:
(a)    Accounting. As promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)    Payments. The liquidator will pay from Company funds all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
(c)    Disposition of Assets. The Company will dispose of all remaining assets as follows:
(i)    the liquidator may sell any or all Company property, and any resulting gain or loss from each sale will be computed and allocated to the Sole Member; and
(ii)    thereafter, Company property will be distributed to the Sole Member in accordance with Section 4.1(a).
(d)    Distributions. All distributions in kind to the Sole Member will be made subject to the liability for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities will be allocated to the Sole Member pursuant to this Section 9.2.
(e)    Cancellation of Filing. On completion of the distribution of Company assets as provided herein, the Company will be terminated, and the Board (or such other Person or Persons as may be required) will cause the cancellation of any other filings made as provided in Section 1.6 and will take such other actions as may be necessary to terminate the Company.
9.3    Effect of Incapacity. Except as otherwise provided herein, the Incapacity of the Sole Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Sole Member shall be deemed to be the assignee of the Sole Member’s Membership Interest and may, subject to the terms and conditions set forth in this ARTICLE IX, become a Substitute Member.
ARTICLE X
DEFINITIONS
10.1    Definitions. As used in this Agreement, the following terms have the following meanings:
“Act” has the meaning set forth in the Recitals hereto.
“Affiliate” means any Person that is a Subsidiary of, or directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person in question.
“Agreement” means this Eighth Amended and Restated Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as the context requires.

“Audit Committee” has the meaning set forth in Section 5.3(b)(ii).
“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, consents or acquiesces by answer or otherwise to the filing against it of a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or a petition or involuntary case with respect to any of the foregoing shall be filed or commenced against such Person.
“Board” has the meaning set forth in Section 5.1.
“Business” has the meaning set forth in Section 1.9.
“CEO” has the meaning set forth in Section 5.6(a).
“Certificate of Limited Partnership” means the Certificate of Limited Partnership of Williams Partners, L.P. filed on January 21, 2010, as amended on July 23, 2012, and February 2, 2015 and as may be further amended from time to time.
“CFO” has the meaning set forth in Section 5.6(a).
“Chairman of the Board” has the meaning set forth in Section 5.4(d).
“Closing Date” has the meaning set forth in the Preamble hereto.
“Closing Time” has the meaning set forth in the Preamble hereto.
“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
“Commission” means the United States Securities and Exchange Commission.
“Company” has the meaning set forth in the Preamble hereto.
“Compensation Committee” has the meaning set forth in Section 5.3(b)(iv).

“Conflicts Committee” has the meaning set forth in Section 5.3(b)(iii).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“COO” has the meaning set forth in Section 5.6(a).
“Delaware Certificate” has the meaning set forth in the Recitals hereto.
“Director” or “Directors” has the meaning set forth in Section 5.3(a).
“Equity Interests” means all shares, capital stock, partnership or limited liability company interests, units, participations, distribution rights or similar equity interests issued by any Person, however designated.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.
“Fiscal Year” has the meaning set forth in Section 1.5.
“GAAP” has the meaning set forth in Section 6.2(a).
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government.
“Incapacity” means with respect to any Person, the bankruptcy (as defined in the Act), liquidation, dissolution or termination of such Person.
“Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.
“Indebtedness” means, with respect to any specified Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for a deferred purchase price (other than trade payables incurred in the ordinary course of such Person’s business, consistent with past practice), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person under capital leases, (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, whether or not drawn, (f) all obligations of such Person created or arising under any conditional sale or title retention agreement, (g) the liquidation value or redemption price, as the case may be, of all preferred or redeemable stock of such Person, (h) all net obligations of such Person payable under any rate, currency, commodity or other swap, option or derivative agreement, (i) all obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien (other than a Permitted Lien) on property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of others guaranteed by such Person.
“Independent Director” means a Director qualified to serve on the “Conflicts Committee” defined in the Partnership Agreement in accordance with the terms of the Partnership Agreement.
“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, right of first refusal or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract or agreement to give any of the foregoing.
“Loss” has the meaning set forth in Section 8.2.
“Member” means the Sole Member and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person is shown on the Company’s books and records as the owner of any Membership Interests. The Members shall constitute the “members” (as that term is defined in the Act) of the Company.
“Membership Interest” means a Member’s ownership interest in the Company, including such Member’s right to share in distributions, profits and losses and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members, the right to designate Directors to the Board, and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.
“Minority Subsidiary” means any Person whose Equity Interests are owned, held or Controlled directly or indirectly by another Person, but who is not a Subsidiary of such other Person.
“National Securities Exchange” has the meaning set forth in the Partnership Agreement.
“Officer” means each Person designated as an officer of the Company pursuant to Section 5.6 for so long as such Person remains an Officer pursuant to the provisions of Section 5.6.
“Partnership” has the meaning set forth in Section 1.9.
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 3, 2010, as amended by Amendment No. 1, dated as of July 24, 2012, Amendment No. 2, dated as of December 20, 2012, Amendment No. 3, dated as of January 29, 2014, and Amendment No. 4, dated as of February 2, 2015, and Amendment No. 5, dated as of June 10, 2015, and Amendment No. 6, dated as of September 28,2015, and as may be further amended from time to time.
“Partnership Group Companies” has the meaning set forth in Section 1.9.
“Partnership Group Governing Documents” means the Partnership Agreement, Certificate of Limited Partnership or any similar organizational or governing documents of any of the Company’s Subsidiaries or Minority Subsidiaries (including any operating agreement, membership agreement, certificate of formation, partnership agreement, certificate of incorporation or bylaws).
“Permitted Lien” means (i) Liens for Taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings with appropriate reserves therefor; (ii) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are not delinquent; or (iii) matters of record, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, in each case, which do not materially interfere with the ordinary conduct of business of the Company and its Subsidiaries and Minority Subsidiaries and do not materially detract from the value or use of the property subject thereto.
“Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association, “group” (as such term is defined in Section 13(d) of the Exchange Act) or other entity.
“Proceeding” has the meaning set forth in Section 8.2.
“Secretary” has the meaning set forth in Section 5.6(a).
“Secretary of State” has the meaning set forth in the Recitals hereto.
“Seventh Amended and Restated LLC Agreement” has the meaning set forth in the Recitals hereto.
“Sole Member” has the meaning set forth in the Preamble hereto.
“Subsidiary” means, with respect to any Person (solely for purposes of this definition, the “parent”) at any date, any other Person in which the parent, directly or indirectly, owns Equity Interests that (a) represent more than fifty percent (50%) of the total number of outstanding common or other residual Equity Interests (however denominated) of such Person, (b) represent more than fifty percent (50%) of the total voting power of all outstanding Equity Interests of such Person which are entitled to vote in the election of directors, managers or other Persons performing similar functions for and on behalf of such Person, (c) are entitled to more than fifty percent (50%) of the dividends paid and other distributions made by such Person prior to liquidation, (d) constitute more than fifty percent (50%) of a general partner interest, managing member interest or similar Controlling interest or (e) are entitled to more than fifty percent (50%) of the assets of such Person or proceeds from the sale thereof upon liquidation.
“Substitute Member” means any transferee that has been admitted as a Member of the Company pursuant to this Agreement by virtue of such transferee receiving all or a portion of a Member’s Membership Interests from a Member, provided, however, that each transferee shall only be admitted as a Substitute Member if such transferee first (i) becomes a party to this Agreement by executing a joinder or counterpart signature page to this Agreement and executing such other documents and instruments as the Company may reasonably request for the sole purpose of confirming such transferee’s admission as a Substitute Member and (ii) pays or reimburses the

Company for all reasonable costs incurred in connection with the admission of the transferee as a Substitute Member.
“Treasurer” has the meaning set forth in Section 5.6(a).
“Vice President” has the meaning set forth in Section 5.6(a).
10.2    Construction. Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine, and neuter, (b) words using the singular or plural number also include the plural or singular number, respectively and (c) terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, and such words do not refer to the Act or any particular section, clause or provision of this Agreement. All references to a Person include such Person’s successors and permitted assigns. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless the context otherwise requires, the term “or” is not exclusive and has the inclusive meaning conveyed by the phrase “and/or”. The phrases “directly or indirectly” or “direct or indirect,” when used in the context of ownership, holdings, Control, transfer or the taking of any action, includes ownership, holdings, Control, transfer or the taking of such action, as applicable, through a chain of direct or indirect ownership of Equity Interests or Control of one or more Persons (for the avoidance of doubt, including in the case of the Partnership, ownership, holdings, Control or transfers of, or the taking of actions through or the Company). References to any contract or agreement, include that contract or agreement as amended, supplemented or restated to the extent such amendment, supplement or restatement was not done in violation of the terms of this Agreement. The definitions set forth or referred to in Section 10.1 will apply equally to both the singular and plural forms of the terms defined and derivative forms of defined terms will have correlative meanings. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person. Without modifying or affecting the interpretation of any obligation in any other context, any obligation hereunder solely with respect to any action, obligation, covenant or agreement relating to any Minority Subsidiary shall only require the direct or indirect owner, holder or Controller of Equity Interests in such Minority Subsidiary to use commercially reasonable efforts to exercise any available rights in respect of such action, obligation, covenant or agreement such holder may have in connection with its direct or indirect ownership, holdings or Control of Equity Interests in such Minority Subsidiary under the organizational, governance, voting, management or similar documents of such Minority Subsidiary. All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with GAAP. The parties acknowledge that this Agreement has been negotiated by such parties with the benefit of counsel and, accordingly, any principle of law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto.
ARTICLE XI
MISCELLANEOUS
11.1    Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (a) depositing such writing with a reputable overnight courier for next day delivery, (b) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or (c) delivering writing to the recipient in person, by courier or by facsimile transmission; and a notice, request or consent given under this Agreement is effective upon receipt against the Person who receives it. All notices, requests and consents to be sent to the Sole Member or the Company must be sent to or made at the respective addresses set forth below, or such other address as the Sole Member or the Company, as applicable, may specify. Any notice, request or consent to the Board must be given to the Board or the Secretary, if any, at the Company’s chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
The Sole Member
The Williams Companies, Inc.
One Williams Center
Tulsa, OK 74171-0172
Attention: Senior Vice President and Chief Financial Officer
Fax: (918) 573-0871
With a copy to:
The Williams Companies, Inc.
One Williams Center
Tulsa, OK 74171-0172
Attention: Secretary
Fax: (918) 573-1807

The Company        WPZ GP LLC
One Williams Center
Tulsa, OK 74171-0172
Attention: Chief Financial Officer
Fax: (918) 573-0871
With a copy to:

WPZ GP LLC
One Williams Center
Tulsa, OK 74171-0172
Attention: Secretary
Fax: (918) 573-1807

11.2    Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
11.3    Amendment or Modification. Subject to Section 8.9, this Agreement and any provision hereof may be amended, waived (except as otherwise provided herein), or modified from time to time only by a written instrument signed by the Sole Member.
11.4    Binding Effect. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Sole Member and its successors and permitted assigns and all other Persons hereafter holding, having or receiving an interest in the Company, whether as transferees, Substitute Members or otherwise. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.
11.5    Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any provision of the Delaware Certificate or any mandatory provision of the Act, the applicable provision of the Delaware Certificate or the Act shall control.
11.6    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Sole Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
11.7    Waiver of Certain Rights. The Sole Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company except as provided herein or to maintain any action for dissolution (whether pursuant to Section 18-802 of the Act or otherwise) of the Company or for partition of the property of the Company and confirms that such waivers are a material term of this Agreement.

11.8    Counterparts. This Agreement may be executed in multiple counterparts, any of which may be delivered via facsimile or PDF, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
11.9    Headings. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.
11.10    Remedies. The Sole Member shall be entitled to enforce its rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Sole Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.
11.11    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
[Separate Signature Page Attached]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the Closing Date.
THE WILLIAMS COMPANIES, INC.
By: /s/ Donald R.Chappel
Name: Donald R. Chappel
Title: Chief Financial Officer
WPZ GP LLC
By: /s/ Donald R.Chappel
Name: Donald R. Chappel
Title: Chief Financial Officer